                                                                   EXHIBIT 10.28
                          CHANGE IN CONTROL AGREEMENT


          This Change in Control Agreement ("Agreement") is entered into this ______ day of February, 1999, by and between Weeks Corporation, a Georgia corporation, and ________________________________________________ ("Executive").

          WHEREAS, Executive is employed by Weeks or provides services directly or indirectly to Weeks as an employee of one, or more than one, Weeks Affiliate; and

          WHEREAS, Weeks desires to continue to retain Executive's services, trust, confidence and complete and undivided attention if there is any speculation regarding a Change in Control of Weeks;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Weeks and Executive hereby agree as follows:

                                    (S) 1.

                                  Definitions
                                  -----------

     1.1  Board.  The term "Board" for purposes of this Agreement shall mean the
          -----
Board of Directors of Weeks.

     1.2  Cause.  The term "Cause" for purposes of this Agreement shall mean:
          -----

          (a) Executive is convicted of any felony or any misdemeanor that the Board in good faith determines involves moral turpitude;

          (b) Executive engages in a fraudulent or dishonest act that materially damages or prejudices Weeks or a Weeks Affiliate or engages in conduct or activities materially damaging to the property, business or reputation of Weeks or a Weeks Affiliate, all as determined by the Board in good faith;

          (c) Any act or omission by Executive involving gross malfeasance or gross negligence in the performance of his duties and responsibilities to Weeks to the material detriment of Weeks or a Weeks Affiliate, all as determined by the Board in good faith, which has not been corrected by Executive (as determined by the Board in good faith) within thirty (30) days after written notice from the Board of any such act or omission;

          (d) Any failure by Executive to comply in any material respect with any appropriate and proper written policies or directives of Weeks or a Weeks Affiliate, which failure has a material and adverse effect on the business or reputation of Weeks or a Weeks Affiliate, all as determined by the Board in good faith, which has not been corrected by Executive (as determined by the Board in good faith) within thirty (30) days after written notice from the Board of such failure;

          (e) Executive's continued habitual insobriety or substance abuse, as determined by the Board in good faith after written notice from the Board and after a reasonable opportunity to undergo appropriate treatment for a reasonable period; or

          (f) Any diversion by Executive of any viable and significant business opportunity from Weeks or a Weeks Affiliate (other than with the prior written consent of the Board) which Executive effects directly or indirectly for his own benefit.

     1.3  Change in Control.  The term "Change in Control" for purposes of this
          -----------------
Agreement shall mean:

          (a) a "change in control" of Weeks of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act of 1934, as amended ("1934 Act");

          (b) a "person" (as that term is used in Section 14(d)(2) of the 1934
     Act) becomes after the effective date of this Agreement the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of Weeks;

          (c) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was recommended or approved by vote of at least two-thirds of the members of the Board then serving as such who were members of the Board at the beginning of such period;

          (d) the shareholders of Weeks approve any dissolution or liquidation of Weeks or any sale or disposition of 50% or more of the assets or business of Weeks; or

          (e) the shareholders of Weeks approve a merger or consolidation to which Weeks is a party (other than a merger or consolidation with a wholly-owned subsidiary of Weeks) or a share exchange in which Weeks will exchange Weeks shares for shares of another corporation as a result of which the persons who were shareholders of Weeks immediately before the effective date of such merger, consolidation or share exchange will have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger, consolidation or share exchange, based exclusively on such beneficial ownership of such voting power which is held by such persons in the surviving corporation immediately following such effective date in substantially the same proportion by such persons as such person's beneficial ownership in such voting power in Weeks was held immediately before such effective date.

     1.4  Code.  The term "Code" for purposes of this Agreement shall mean the
          ----
Internal Revenue Code of 1986, as amended.

     1.5  Confidential or Proprietary Information.  The term "Confidential or
          ---------------------------------------
Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of Weeks or a Weeks Affiliate (not otherwise included in the definition of Trade Secret in (S) 1.13 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of Weeks or a Weeks Affiliate.

     1.6  Current Compensation Package.  The term "Current Compensation Package"
          ----------------------------
for purposes of this Agreement shall mean:

          (a) Executive's annual salary from Weeks and any Weeks Affiliate (including any deferrals of such annual salary) as in effect on the date his employment with Weeks or a Weeks Affiliate terminates or on any date in the twenty-four (24) month period ending on such date, whichever is greater; and

          (b) the (i) highest average total annual cash bonus paid to Executive by Weeks and any Weeks Affiliate in any three (3) calendar years (A) in the five (5) calendar year period which includes the date his employment with Weeks or a Weeks Affiliate terminates or, if no bonus has been paid before his employment terminates in such calendar year, (B) in the five (5) calendar year period immediately preceding the calendar year in which his employment with Weeks or a Weeks Affiliate terminates or (ii) the average total annual cash bonus that Executive has been paid each calendar year by Weeks and any Weeks Affiliate if Executive has been paid bonuses in less than three (3) calendar years; and

          (c) the monthly family coverage premium Weeks charges for health care continuation coverage under Section 602 of the Employee Retirement Income Security Act of 1974, as amended, as of the date Executive's employment with Weeks or a Weeks Affiliate terminates multiplied by twelve (12).

If a cash bonus described in (S) 1.6(b) was paid for a period of employment which was less than a full calendar year, such cash bonus shall be converted into an annualized cash bonus and taken into account under (S) 1.6(b) as an annualized bonus. Such annualized cash bonus shall equal the cash bonus actually paid for a calendar year, divided by the number of days Executive was employed by Weeks or a Weeks Affiliate in such calendar year and then multiplied by 365.

     1.7  Disability.  The term "Disability" for purposes of this Agreement
          ----------
means that Executive is unable as a result of a mental or physical condition or illness to perform the essential functions of his job even with reasonable accommodation for any consecutive 180-day period.

     1.8  Good Reason.  The term "Good Reason" for purposes of this Agreement
          -----------
shall mean any of the following acts or failures to act by Weeks or a Weeks Affiliate which Weeks or such Weeks Affiliate fails to correct within thirty
(30) days after notice thereof by Executive to the Board:

          (a) Weeks or any Weeks Affiliate materially diminishes Executive's basic duties and responsibilities (as distinguished from his title or reporting relationships) without his express written consent;

          (b) Weeks or any Weeks Affiliate materially reduces Executive's annual salary, reduces his reasonable opportunity for an annual bonus comparable to his most recent annual bonus opportunity or reduces any other part of his compensation package (other than a reduction in such package which is applicable to the compensation package made available to all other senior executives) without his express written consent, or

          (c) Weeks or any Weeks Affiliate transfers Executive's primary work site, without his express written consent, to a location that is more than thirty (30) miles from Executive's primary work site on the date of this Agreement or, if Executive consents to a transfer to a new work site, that is more than thirty (30) from such new work site.

If Executive consents in writing to any change under this (S) 1.8, such consent shall be irrevocable.

     1.9  Industrial or Office Property.  The term "Industrial or Office
          -----------------------------
Property" for purposes of this Agreement shall mean any real property on which a distribution facility, service center or office building development, or any combination of the foregoing, has been constructed or is now or hereafter proposed to be constructed (for example, and not by way of limitation, a property of the type managed by Weeks or a Weeks Affiliate).

     1.10 Managerial Responsibilities.  The term "Managerial Responsibilities"
          ---------------------------
for purposes of this Agreement means managerial and supervisory responsibilities and duties that are substantially the same as those Executive is performing for Weeks or a Weeks Affiliate on the effective date of this Agreement.

     1.11 Restricted Period.  The term "Restricted Period" for purposes of this
          -----------------
Agreement shall mean the period which starts on the date Executive's employment by Weeks or a Weeks Affiliate terminates under circumstances which create an obligation for Weeks under (S) 2 of this Agreement and which ends (a)(i) on the first anniversary of such termination date or, exclusively for purposes of (S) 3(b) of this Agreement and (S) 4 of this Agreement, (ii) on the second anniversary of such termination date or (b) on the first date following such a termination on which Weeks breaches any obligation to Executive under (S) 2 of this Agreement, whichever period is shorter.

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     1.12 Territory.  The term "Territory" for purposes of this Agreement shall
          ---------
mean the area within a thirty (30) mile radius of any Industrial or Office Property that Weeks or a Weeks Affiliate has developed, operated, managed, leased, constructed, or landscaped, or is in the process of developing, operating, managing, leasing, constructing or landscaping, or has entered into a binding, written agreement to do so on the effective date of this Agreement.

     1.13 Trade Secret.  The term "Trade Secret" for purposes of this Agreement
          ------------
shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that:

          (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

          (b) is the subject of reasonable efforts by Weeks or a Weeks Affiliate to maintain its secrecy.

     1.14 Weeks.  The term "Weeks" for purposes of this Agreement shall mean
          -----
Weeks Corporation and any successor to Weeks.

     1.15 Weeks Affiliate.  The term "Weeks Affiliate" for purposes of this
          ---------------
Agreement shall mean Weeks Realty, L.P., and any successor to Weeks Realty, L.P., Weeks Realty Services, Inc. and any successor to Weeks Realty Services, Inc., and Weeks Construction Services, Inc. and any successor to Weeks Construction Services, Inc., and any organization whose employees would be treated as employees of Weeks, Weeks Realty L.P., Weeks Realty Services, Inc., or Weeks Construction Services, Inc. under Section 414(b) or Section 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under Code Section 414(b) or Code Section 414(c).

                                    (S) 2.

                                 Compensation
                                 ------------

          (a) If Weeks or a Weeks Affiliate terminates Executive's employment without Cause (i) during the sixty (60) day period which ends on the date Weeks enters into any binding, written agreement which will effect a Change in Control if approved by Weeks' shareholders or (ii) during the period which starts on the date on which Weeks enters into any such agreement and ends on the date such agreement terminates or on the effective date of the related Change in Control, whichever comes first or (iii) during the one hundred and twenty (120) day period that ends on the effective date of a Change in Control (if no binding, written agreement had been entered into by Weeks which effected such Change in Control),

          (b) if Executive resigns for Good Reason during any period described in (S) 2(a) of this Agreement, or

          (c) if Weeks or a Weeks Affiliate terminates Executive's employment without Cause or if Executive resigns for Good Reason within the twenty-four (24) month period that ends on the second anniversary of the effective date of a Change in Control, then:

               (1) Weeks shall pay Executive 2 times his Current Compensation Package in cash in a lump sum within ninety (90) days after the date his employment so terminates or within thirty (30) days after a Change in Control, whichever comes first, if Executive's employment terminates before a Change in Control or, if Executive's employment terminates on or after a Change in Control, within thirty (30) days after his employment so terminates, and

               (2) each outstanding stock option granted to Executive by Weeks shall become fully vested and exercisable on the date his employment so terminates and shall remain exercisable for the remaining term of each such option (as if Executive had remained employed by Weeks or a Weeks Affiliate) subject to the same terms and conditions as if Executive had remained employed by Weeks or a Weeks Affiliate for such term or such period (other than any term or condition which gives Weeks the right to cancel any such option) and any restrictions on any outstanding restricted stock grants to Executive by Weeks immediately shall expire and Executive's right to such stock shall be nonforfeitable.

          (d) Executive expressly waives his right, if any, to have any payment made under this (S) 2 taken into account to increase the benefits otherwise payable to, or on behalf of, Executive under any employee benefit plan maintained by Weeks or a Weeks Affiliate.

          (e) Executive agrees that Weeks will have no obligation to Executive under this (S) 2 if his employment terminates exclusively as a result of his death or Disability.

                                    (S) 3.

                                Noncompetition
                                --------------

          (a) No Competitive Activity.  Absent the Board's consent, Executive
              -----------------------
     shall not, during the Restricted Period and within the Territory, serve as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director, or engage in any Managerial Responsibilities, for or on behalf of, any corporation, partnership, venture, or other business entity that engages directly or indirectly in the development, operation, management, leasing, construction, or landscaping of an Industrial or Office Property.

          (b) No Solicitation of Customers or Clients.  Executive shall not
              ---------------------------------------
     during the Restricted Period solicit any customer or client of Weeks or any Weeks Affiliate with whom Executive had any material business contact during the two (2) year period which ends on the date his employment by Weeks or a Weeks Affiliate terminates for the purpose of competing with Weeks or any Weeks Affiliate for any reason, either individually, or as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director of, or service provider to, any corporation, partnership, venture or other business entity.

                                    (S) 4.

                           Antipirating of Employees
                           -------------------------

          Executive will not during the Restricted Period employ or seek to employ on his own behalf or on behalf of any other person, firm or corporation that engages, directly or indirectly, in the development, operation, management, leasing, construction, or landscaping of an Industrial or Office Property, any person who was employed by Weeks or a Weeks Affiliate in an executive, managerial, or supervisory capacity during the term of Executive's employment by Weeks or a Weeks Affiliate, with whom Executive had business dealings during the two (2) year period which ends on the date Executive's employment by Weeks or a Weeks Affiliate terminates (whether or not such employee would commit a breach of contract), and who has not ceased to be employed by Weeks or a Weeks Affiliate for a period of at least one (1) year.

                                    (S) 5.

                  Trade Secrets and Confidential Information
                  ------------------------------------------

          Executive hereby agrees that he will hold in a fiduciary capacity for the benefit of Weeks and each Weeks Affiliate, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of his employment by Weeks or a Weeks Affiliate for so long as such information remains a Trade Secret.

          Executive in addition agrees that during the Restricted Period he will hold in a fiduciary capacity for the benefit of Weeks and each Weeks Affiliate, and will not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of his employment by Weeks or a Weeks Affiliate.

                                    (S) 6.

                     Reasonable and Necessary Restrictions
                     -------------------------------------

          Executive acknowledges that the restrictions, prohibitions and other provisions set forth in this Agreement, including without limitation the Territory and Restricted Period, are reasonable, fair and equitable in scope, terms and duration; are necessary to protect the legitimate business interests of Weeks; and are a material inducement to Weeks to enter into this Agreement. Executive covenants that he will not challenge the enforceability of this Agreement nor will he raise any equitable defense to its enforcement.

                                    (S) 7.

                             Specific Performance
                             --------------------

          Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that Weeks likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations under this Agreement, and Executive therefore confirms that Weeks' right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Weeks. Accordingly, in addition to any other remedies that Weeks may have at law or in equity, Weeks will have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by Executive, and Weeks will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Georgia for this purpose.

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

                                    (S) 8.

                                Tax Protection
                                --------------

          If Weeks or Weeks' accountants determine that the payments called for under this Agreement or any other payments or benefits made available to Executive by Weeks or a Weeks Affiliate will result in Executive being subject to an excise tax under Section 4999 of the Code and/or if such an excise tax is assessed against Executive as a result of such payments or other benefits, Weeks shall make a Gross Up Payment (as defined in this (S) 8) to or on behalf of Executive as and when such determination(s) and assessment(s), as appropriate, are made, provided Executive takes such action (other than waiving his right to any payments or benefits) as Weeks reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if Weeks or Weeks' accountants makes such a determination and, further, determine that Executive will not be subject to any such tax if he waives his right to receive a part of such payments and such part does not exceed $25,000, Executive agrees to irrevocably waive his right to receive such part if an independent accountant or lawyer retained by Executive and paid by Weeks agrees with the determination made by Weeks or Weeks' accountants. A "Gross Up Payment" for purposes of this Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (i) any excise tax described in this (S) 8 in full, (ii) any federal, state and local income tax and social security or other employment tax on the payment made to pay such excise tax as well as any additional excise tax on such payment and (iii) any interest or penalties assessed by the Internal Revenue Service on Executive if such interest or penalties are attributable to Weeks' failure to comply with its obligations under this (S) 8 or applicable law. Any determination under this (S) 8 by Weeks or Weeks' accountants shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if Weeks reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment and Executive complies with such request, Weeks shall provide Executive with such information and such expert advice and assistance from Weeks' accountants, lawyers and other advisors as he may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

                                    (S) 9.

                           Miscellaneous Provisions
                           ------------------------

     9.1  Assignment.  This Agreement is for the personal services of Executive,
          ----------
and the rights and obligations of Executive under this Agreement are not assignable or delegable in whole or in part by Executive without the prior written consent of Weeks. This Agreement is assignable in whole or in part to any parent, subsidiaries, or affiliates of Weeks, but only if such person or entity is financially capable of fulfilling the obligations of Weeks under this Agreement and Weeks as part of any Change in Control transaction shall assign Weeks' obligations under this Agreement to Weeks' successor and such successor shall expressly agree to such assignment or Weeks on the date of the Change in Control (without any further action on the part of Executive) shall take the action called for in (S) 2 of this Agreement as if Executive had been terminated without Cause without regard to whether his employment actually has terminated.

     9.2  Governing Law.  This Agreement will be governed by and construed under
          -------------
the laws of the State of Georgia (without reference to the choice of law principles thereof). Executive consents to jurisdiction and venue in the state and federal courts of the State of Georgia for any action arising from a dispute under this Agreement, and for any such action brought in such a court, expressly waives any defense he might otherwise have based on lack of personal jurisdiction or improper venue, or that the action has been brought in an inconvenient forum.

     9.3  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.4  Headings, References.  The headings and captions used in this
          --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.5  Attorneys Fees.  If any action at law or in equity is necessary for
          --------------
Executive to enforce or interpret the terms of this Agreement, Weeks shall pay Executive's reasonable attorneys' and other reasonable expenses incurred with respect to such action. If any other action is taken with respect to this Agreement, Weeks shall bear its own attorneys' fees and expenses and Executive shall bear his own attorneys' fees and expenses.

     9.6  Amendments and Waivers.  Except as otherwise specified in this
          ----------------------
Agreement, this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Weeks and Executive.

     9.7  Severability.  Any provision of this Agreement held to be
          ------------
unenforceable under applicable law will be enforced to the maximum extent possible, and the balance of this Agreement will remain in full force and effect.

     9.8  Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
and agreement of Weeks and Executive with respect to the transactions contemplated in this Agreement, and supersedes all prior understandings and agreements between Weeks and Executive with respect to such transactions.

     9.9  Notices.  Any notice required hereunder to be given by either Weeks or
          -------
Executive will be in writing and will be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States Post office by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other address as either party may from time to time designate by ten (10) days advance written notice pursuant to this (S) 9.9. All such written communication will be directed as follows:

                         If to Weeks:

                         Weeks Corporation
                         4497 Park Drive
                         Norcross, Georgia  30093
                         Attention:  Chief Executive Officer

                         If to Executive:



     9.10 Binding Effect.  This Agreement shall be for the benefit of, and shall
          --------------
be binding upon, Weeks and Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, subject, however, to the provisions in (S) 9.1 of this Agreement.

     9.11 Not an Employment Contract.  This Agreement is not an employment
          --------------------------
contract and shall not give Executive the right to continue in employment by Weeks or a Weeks Affiliate for any period of time or from time to time. Moreover, this Agreement shall not adversely affect the right of Weeks or a Weeks Affiliate to terminate Executive's employment with or without cause at any time.

     IN WITNESS WHEREOF, Weeks and Executive have executed this Agreement effective as of the date first above written.

                              WEEKS CORPORATION


                              By:_______________________________
                                 Chief Executive Officer

                              EXECUTIVE

                              ----------------------------------